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Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 18, 2004, except for the second, third and fourth paragraphs of Note 1 as to which the date is December 13, 2004, relating to the consolidated financial statements of Loudeye Corp., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, Washington
January 11, 2005